                                                                EXHIBIT 10.16(b)













                           RECEIVABLES SALE AGREEMENT


                           DATED AS OF OCTOBER 6, 2000

                                      AMONG


                        ELECTRONIC ASSEMBLY CORPORATION,
                                as an Originator,

                             TECHNOLOGY GROUP, INC.,
                                as an Originator,

                               SEAMED CORPORATION,
                                as an Originator,

                                       AND

                                PLEXUS ABS, INC.,
                                    as Buyer

                           RECEIVABLES SALE AGREEMENT


                  THIS RECEIVABLES SALE AGREEMENT, dated as of October 6, 2000, is by and among ELECTRONIC ASSEMBLY CORPORATION, a Wisconsin corporation ("EAC" or an "Originator"), TECHNOLOGY GROUP, INC., a Wisconsin corporation ("TGI" or an "Originator"), SEAMED CORPORATION, a Washington corporation (an Originator and, together with EAC and TGI, the "Originators"), and PLEXUS ABS, INC., a Nevada corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).

                             PRELIMINARY STATEMENTS

                  Each Originator now owns, and from time to time hereafter will own, Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and neither any of the Originators nor Buyer intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to such Originator.

                  Following the purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of October 6, 2000 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Plexus Corp., as Servicer, Preferred Receivables Funding Corporation ("Company"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Company and such Financial Institutions (in such capacity, the "Agent").

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

                  Section 1.1 Purchase of Receivables.

                           (a) Effective on the date hereof, in consideration
for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with
Section 1.2. In connection with consummation of the Purchase Price for any Receivables purchased hereunder, Buyer may request that such Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                           (b) It is the intention of the parties hereto that
the Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

                  Section 1.2 Payment for the Purchase.

                           (a) The Purchase Price for the Purchase of
Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the "Initial Cutoff Date") shall be payable in full by Buyer to the Originator of such Receivables on the date hereof, and shall be paid to such Originator in the following manner:

                                    (i) by delivery of immediately available
         funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; and

                                    (ii) the balance, by delivery of the
         proceeds of a subordinated revolving loan from such Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase

         Price of such Originator's Receivables and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the Originator of such Receivable or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and that have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

                           (b) With respect to any Receivables coming into
existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

                           first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;

                           second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii).

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds that Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

                           (c) From and after the Termination Date, no
Originator shall be obligated to (but each may, at its option) sell Receivables to Buyer unless such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.


                           (d) Although the Purchase Price for each Receivable
coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the Originator of such Receivable on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  Section 1.3 Purchase Price Credit Adjustments. If on any day:

                           (a) the Outstanding Balance of a Receivable is:

                                    (i) reduced as a result of any defective or
         rejected or returned goods or services, any discount or any adjustment or otherwise by the Originator of such Receivable (other than cash Collections on account of the Receivables),

                                    (ii) reduced or canceled as a result of a
         setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                           (b) any of the representations and warranties set
forth in Article II are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to
(A) in the case of any reduction, discount or adjustment pursuant to Section 1.3(a)(i) or any reduction (but not cancellation) pursuant to Section 1.3(a)(ii), the amount of such reduction, discount or adjustment, and (B) in all other circumstances set forth in Sections 1.3(a) or (b), the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then the Originator of such Receivable shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under such Originator's Subordinated Note.

                  Section 1.4 Payments and Computations. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of each Originator designated from time to time by such Originator or as otherwise directed by such Originator. Until further written notice from such Originator to Buyer, each Originator hereby directs Buyer to make all payments and deposits for the account of such Buyer to Plexus Corp.'s account no.121517-807 at Firstar Bank, N.A. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.5 Transfer of Records.

                  (a) In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, each Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, each Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box, all other rights and payments relating to the Receivables of such Originator and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase and on each date that any Receivable of such Originator comes into existence that:

                           (a) Corporate Existence and Power. Such Originator is
a corporation duly organized, validly existing and in good standing or active status under the laws of its state of incorporation, and is duly qualified to do business and is in good standing or active status as a foreign corporation where the failure to be so qualified or to be in good standing or active status could reasonably be expected to have a Material Adverse Effect, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so have or hold could not reasonably be expected to have a Material Adverse Effect.

                           (b) Power and Authority; Due Authorization, Execution
and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of the Purchase of such Originator's Receivables made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                           (c) No Conflict. The execution and delivery by such
Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents) or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound that is material to the operation of its business, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of any Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                           (d) Governmental Authorization. Other than the filing
of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                           (e) Actions, Suits. There are no actions, suits or
proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

                           (f) Binding Effect. This Agreement and each other
Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (g) Accuracy of Information. All information
heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this

Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                           (h) Use of Proceeds. No proceeds of any Purchase
Price payment to such Originator hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                           (i) Good Title. Immediately prior to the Purchase
hereunder and upon the creation of each Receivable coming into existence after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of the Receivables to be sold by such Originator hereunder and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each Receivable, its Collections and the Related Security.

                           (j) Perfection. This Agreement, together with the
filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                           (k) Places of Business and Locations of Records. The
principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by
Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

                           (l) Collections. The conditions and requirements set
forth in Section 4.1(i) have at all times been satisfied and duly performed. The name and address of each Lock-Box Processor and the name, address and post office box number of each Lock-Box are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box, or the right to take dominion and control of any such Lock-Box at a future time or upon the occurrence of a future event.

                           (m) Material Adverse Effect. Since June 30, 2000, no
event has occurred that could reasonably be expected to have a Material Adverse Effect.

                           (n) Names. In the past five (5) years, such
Originator has not used any corporate names, trade names or assumed names other than as listed on Exhibit II.

                           (o) Ownership of Buyer. Plexus Corp. owns, directly
or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

                           (p) Not a Holding Company or an Investment Company.
Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                           (q) Compliance with Law. Such Originator has complied
in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable of such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                           (r) Compliance with Credit and Collection Policy.
Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each of such Originator's Receivables and the related Contracts, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

                           (s) Payments to Originators. With respect to each
Receivable of such Originator transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (II U.S.C.ss.ss.101 et seq.), as amended.

                           (t) Enforceability of Contracts. Each Contract with
respect to each Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (u) Eligible Receivables. Each Receivable included at
any time in the Net Receivables Balance as an Eligible Receivable was, on the later to occur of the date of the Purchase and the date it came into existence, an Eligible Receivable on such date.

                           (v) Accounting. The manner in which such Originator
accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                                  ARTICLE III
                             CONDITIONS OF PURCHASE

                  Section 3.1 Conditions Precedent to Purchase. The Purchase under this Agreement is subject to the conditions precedent that Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

                  Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that the Facility Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by the Originator of such Receivable that such statements are then true):

                  (i) the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

                  (ii) no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

                                   ARTICLE IV
                                   COVENANTS

                  Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

                           (a) Reporting Requirements.

                                    (i) Change in Credit and Collection Policy.
         At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice
         (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's consent thereto.

                                    (ii) Other Information. Promptly, from time
         to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                           (b) Notices. Such Originator will notify the Buyer
(or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                                    (i) Termination Events or Potential
         Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

                                    (ii) Judgment and Proceedings. (1) The entry
         of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Originator and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator that could reasonably be expected to have a Material Adverse Effect.

                                    (iii) Material Adverse Effect. The
         occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                                    (iv) Defaults Under Other Agreements. The
         occurrence of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect.

                           (c) Compliance with Laws and Preservation of
Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                           (d) Audits. Such Originator will furnish to Buyer (or
its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables of such Originator and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

                           (e) Keeping and Marking of Records and Books.

                                    (i) Such Originator will maintain and
         implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables of such Originator in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                                    (ii) Such Originator will (A) on or prior to
         the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and
         (B) upon the occurrence and during the continuance of an Amortization Event pursuant to the Purchase Agreement, upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                           (f) Compliance with Contracts and Credit and
Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                           (g) Ownership. Such Originator will take all
necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables of such Originator and the Collections and
(B) all of such Originator's right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                           (h) Purchasers' Reliance. Such Originator
acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Plexus Corp. and any Affiliates thereof, including each of the Originators. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and
(iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                           (i) Collections. Such Originator will cause (1) all
proceeds from all Lock-Boxes to be directly deposited (A) for so long as no Amortization Event has occurred and is continuing under the Purchase Agreement, to a Plexus Account and (B) upon the occurrence and during the continuance of an Amortization Event under the Purchase Agreement, if so required by the Agent thereunder, to a Designated Account, and (2) each Lock-Box to be subject at all times to a Lock-Box Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) (X) for so long as no Amortization Event has occurred and is continuing under the Receivables Purchase Agreement, to a Plexus Account and (Y) upon the occurrence and during the continuance of an Amortization Event under the Receivables Purchase Agreement, to a Designated Account, in each case within two (2) Business Days following receipt thereof. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box to Buyer and, will not grant the right to take dominion and control of any Lock-Box at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

                           (j) Taxes. Such Originator will file all tax returns
and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will pay when due any taxes payable in connection with the Receivables of such Originator, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

                  Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

                           (a) Name Change, Offices and Records. Such Originator
will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least thirty (30) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

                           (b) Change in Payment Instructions to Obligors. Such
Originator will not add or terminate any Lock-Box, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lock-Box, an executed Lock-Box Agreement with respect to the new Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box.

                           (c) Modifications to Contracts and Credit and
Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without the Buyer's (or its assigns') prior written consent. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                           (d) Sales, Liens. Such Originator will not sell,
assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable of such Originator, Related Security or Collections, or upon or with respect to any Contract under which any Receivable of such Originator arises, or any Lock-Box, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing of which gives rise to any Receivable of such Originator.

                           (e) Accounting for Purchase. Such Originator will
not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                    ARTICLE V
                               TERMINATION EVENTS

                  Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                           (a) Any Originator shall fail (i) to make any payment
or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days.

                           (b) Any representation, warranty, certification or
statement made by any Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                           (c) Failure of any Originator to pay any Indebtedness
when due, or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which, in each case, is to cause such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                           (d) (i) Any Originator or any of its Subsidiaries
shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

                           (e) A Change of Control shall occur.

                           (f) One or more final judgments for the payment of
money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  Section 5.2 Remedies Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in
Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                INDEMNIFICATION

                  Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees, severally and not jointly, to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables of such Originator, excluding, however:

                           (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from bad faith, gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                           (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                           (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:


                           (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                           (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable of such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) the commingling of Collections of Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price Payment of such Originator, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable of such Originator as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any Termination Event described in Section 5.1(d) with respect to such Originator;

                           (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections of such Originator, and all of such Originator's right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claim;

                           (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable of such Originator, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                           (xii) any action or omission by such Originator that reduces or impairs the rights of Buyer with respect to any Receivable of such Originator or the value of any such Receivable;

                           (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

                           (xiv) the failure of any Receivable of such Originator included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  Section 6.2 Other Costs and Expenses. The Originators be jointly and severally liable for, and shall pay to Buyer on demand, all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Originators shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VII
                                 MISCELLANEOUS

                  Section 7.1 Waivers and Amendments.

                           (a) No failure or delay on the part of Buyer (or its
assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                           (b) No provision of this Agreement may be amended,
supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

                  Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 7.2.

                  Section 7.3 Protection of Ownership Interests of Buyer.

                           (a) Each Originator agrees that from time to time, at
its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. Upon the occurrence an during the continuance of a Termination Event hereunder or of an Amortization Event under the Purchase Agreement, Buyer (or its assigns) may, at the applicable Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of such Originator of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                           (b) If any Originator fails to perform any of its
obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 7.4 Confidentiality.

                           (a) Each Originator shall maintain and shall cause
each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Company and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law, rule, regulation, direction or order of any judicial or administrative proceeding with competent jurisdiction (whether or not having the force or effect of law).

                           (b) Anything herein to the contrary notwithstanding,
each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Company by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                           (c) Buyer shall maintain and shall cause each of its
employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Originators, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent and the other Purchasers, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the Originators and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Company, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

                  Section 7.5 Bankruptcy Petition. (a) Each Originator and
Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Company or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                           (b) Each Originator covenants and agrees that, prior
to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the bad faith, willful misconduct or gross negligence of Company, the Agent or any Financial Institution, no claim may be made by any Originator or any other Person against Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS.

                  Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT,

ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 7.10 Integration; Binding Effect; Survival of Terms.

                           (a) This Agreement and each other Transaction
Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                           (b) This Agreement shall be binding upon and inure to
the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                        ELECTRONIC ASSEMBLY CORPORATION


                                        By: /s/
                                        Name:
                                        Title:

                                        Address:  2121 Harrison Street
                                                  Neenah, WI  54956

                                        TECHNOLOGY GROUP, INC.


                                        By: /s/
                                        Name:
                                        Title:

                                        Address:  48 Jewelers Park Drive
                                                  Neenah, WI  54956


                                        SEAMED CORPORATION


                                        By:  /s/
                                        Name:
                                        Title:

                                        Address:  21621 30th Avenue SE
                                                  Bothell, WA 98021-3903


                                        PLEXUS ABS, INC.


                                        By: /s/
                                        Name:
                                        Title:

                                        Address:  55 Jewelers Park Drive
                                                  Neenah, WI  54956

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Agreement" means the Receivables Sale Agreement, dated as of October 6, 2000, among Originators and Buyer, as the same may be amended, restated or otherwise modified.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Calculation Period" means each calendar month or portion thereof that elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

                  "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of any Originator.

                  "Company" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Credit and Collection Policy" means the credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originators and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the

Purchase Price payment made prior to the Calculation Period during which Originators and Buyer agree to make such change.

                  "Initial Cutoff Date" has the meaning set forth in Section 1.2(a).

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of any Originator and its Subsidiaries, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document,
(iv) any Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Original Balance" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

                  "Originator" has the meaning set forth in the preamble to the Agreement.

                  "Potential Termination Event" means an event that, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "Purchase" means the purchase pursuant to Section 1.1(a) of the Agreement by Buyer from any Originator of the Receivables of such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Purchase Price" means, with respect to the Purchase, the aggregate price to be paid by Buyer to an Originator for the Receivables of such Originator that are the subject of such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable to such Originator in accordance with Section 1.3 of the Agreement.

                  "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

                  "Receivable" means all indebtedness and other obligations owed to the Originator thereof (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement)



                                    Exh.I-2
or Buyer (after giving effect to the transfers under the Agreement) or in which such Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or the Originator thereof treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Related Security" means, with respect to any Receivable of any Originator:

                                    (i) all of such Originator's interest in the
         Related Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                                    (ii) all other security interests or liens
         and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                                    (iii) all guaranties, letters of credit,
         insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                                    (iv) all service contracts and other
         contracts and agreements associated with such Receivable,

                                    (v) all Records related to such Receivable,

                                    (vi) all of such Originator's right, title
         and interest in each Lock-Box, and

                                    (vii) all proceeds of any of the foregoing.

                  "Required Capital Amount" means, as of any date of determination, $1,000,000.

                  "Settlement Date" means, with respect to each Calculation Period, the date that is three Business Days after the date on which the Monthly Report is due pursuant to Section 8.5 of the Purchase Agreement.




                                    Exh. I-3

                  "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "Subordinated Note" means each promissory note in substantially the form of Exhibit VII hereto as more fully described in Section
1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Termination Date" means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originators following the occurrence of any other Termination Event, and (iv) the date that is thirty
(30) Business Days after Buyer's receipt of written notice from any Originator that it wishes to terminate the facility evidenced by this Agreement.

                  "Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

                  "Transaction Documents" means, collectively, this Agreement, each Lock-Box Agreement, the Subordinated Notes and all other instruments, documents and agreements executed and delivered in connection herewith.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.











































                                    Exh. I-4

                                   EXHIBIT II

                    Places of Business; Locations of Records;
             Federal Employer Identification Number(s); Other Names



Electronic Assembly Corporation:

Places of Business:

         2121 Harrison Street
         Neenah, WI  54956

Locations of Records:

         48 Jewelers Park Drive
         Neenah, WI  54956

Federal Employer Identification Number:  39-1158348

Corporate, Partnership Trade and Assumed Names:  None

Technology Group, Inc.

Places of Business and Locations of Records:

         55 Jewelers Park Drive
         Neenah, WI  54956

Federal Employer Identification Number:  39-1361270

Corporate, Partnership Trade and Assumed Names:  None

SeaMED Corporation

Places of Business:

         21621 30th Avenue SE
         Bothell, WA 98021-3903

Locations of Records:

         48 Jewelers Park Drive
         Neenah, Wi  54956

Federal Employer Identification Number:  91-1002092

Corporate, Partnership Trade and Assumed Names:  None


































                                    Exh. I-6

                                   EXHIBIT III

                            DESCRIPTION OF LOCK-BOXES

--------------------------------------------------------------------------------------------------------------------
          Lock-Box Processor                 Lock-Box Number                            Address
--------------------------------------------------------------------------------------------------------------------
          Firstar Bank, N.A.                       890                          Plexus Technology Group
        777 W. Wisconsin Ave.                                                         Drawer #890
         Milwaukee, WI 53202                                                   Milwaukee, WI 53278-0890
--------------------------------------------------------------------------------------------------------------------
          Firstar Bank, N.A.                       557                        Plexus Electronic Assembly
        777 W. Wisconsin Ave.                                                         Drawer #557
         Milwaukee, WI 53202                                                   Milwaukee, WI 53278-0557
--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT IV

                            [Intentionally Omitted.]

                                    EXHIBIT V

                          Credit and Collection Policy


ORDER PROCESSING/BILLING


MANUFACTURING: Invoices are sent out daily to customers at the time of shipment. Occasionally, product is shipped and there is a delay in invoicing of 1 or 2 days. Such sales are booked as "Accrued Sales" until actual invoicing occurs. All the invoicing for EAC is out of the Neenah, WI office except for the Seattle, WA location and is out of Neenah, WI for TGI. Customer credit is completed on all new customers and continues throughout the relationship by the Corporate Customer Risk Manager. Deposits are required for some customers to cover inventory purchased for a specific job or those customers that show a larger credit risk to the Company. The customer deposits are not applied against the receivables and sit in a separate liability account. Letters of credit may be required for some customers.

EAC's customers will sometimes supply the inventory to Plexus for their product. In these instances, EAC will invoice for the gross amount when the product is shipped and then issue a credit memo at the end of the month for the credit owed for "customer supplied inventory".



ENGINEERING: The program project managers issue proposals and manage the project. Once a proposal is signed by the customer, TGI may begin the job prior to receiving a P.O. Typically it takes several weeks for customers to issue a P.O. Therefore, TGI will accrue for the sale so that the sales and expenses will be recognized. A "retention receivable" is created in a separate general ledger account for the accrued sale. Once the P.O. is received the receivable is removed from the retention receivable account to the regular receivable account and begins to age. The retention receivables account also includes billings for work completed but not invoiced due to contract terms (milestones).

Since TGI acts in a consulting role for engineering services, most of TGI's billings are based on billable hours. Customers are billed at the end of the month based on either the percentage of completion or a fixed contract amount. The billings based on the percentage of completion are calculated based on the hours completed plus materials used. For fixed contracts, the customer is billed according to the agreed upon proposal. TGI customers are required to sign a "Professional Service Agreement". A clause within this agreement states recourse if the customer cancels all costs incurred to date plus 2 months of expenses.

TGI bills on 4/5/4 week quarter. Therefore the end of each month may be several days prior to the calendar month end. TGI will accrue for the unbilled labor relating to these days at the end of the month. TGI has an account titled "Unbilled Labor Accrual" which is included in sales but not on the receivables aging. The following month this accrual would be reversed and the actual hours billed would be included in the new months billings.

Periodically a customer of TGI's will request an "Advance Billing" (e.g. it is the customer's fiscal year end but the project is not complete). The Advance Billings are not included in sales but are on the receivables aging. If a customer makes a payment on the Advance Billing, the only amount that can be recognized is for the hours completed and the uncompleted portion is included in the customer deposit account.

TERMS

Payment terms for both EAC and TGI are net 30 days. Some customers are offered discounts, but rarely. EAC and TGI receivable turnover as of September 2000 is 42 days on average.

EAC requires customer deposit for some customers and these are typically to cover the carry cost of inventory but sometimes for new customers. The customer deposits are not applied against the receivables and sit in a separate liability account. TGI sometimes requires deposits but this is not common.

COLLECTIONS/CHARGEOFFS

For both EAC and TGI, customers are called after 30 days past invoice date to request payment and to ascertain any payment problems. Plexus' Corporate Customer Risk Manager is responsible for all credit issues. However, initial collection calls are made from the respective accounting departments, with follow up from the respective divisional Controller. If collection becomes a problem, the Corporate Customer Risk Manager gets involved. If the matter remains unresolved and is not material, the receivable is either approved to be charged-off or a credit memo is issued. In the rare situation, if that collection still does not occur and is material, the CFO, VP-Finance, or VP-Legal will make contact.

EAC's past due receivables are monitored on a daily basis by the accounting personnel in the accounts receivable and the billing function, who report to the Assistant Controller. For the WA location, collections are initially handled on-site. Since TGI customers are billed on a monthly basis, TGI holds a weekly meeting to review retention receivables and past due receivables with all the project managers and directors of operations for each location. Retention receivables are reviewed to make sure that the P.O.s are submitted. Once the P.O.'s are submitted these receivables will transfer from the retention receivables to the trade receivables account and begin to age.

Both EAC and TGI use the direct method to charge-off receivables.

Accounts are not typically restructured or converted to notes for EAC or TGI.

EAC does require letters of credit for some customers.

DISPUTE RESOLUTION

For EAC, receivable disputes are typically a result of pricing disputes, proof of delivery, or the customer has not received the invoice. The two latter reasons require a copy to be faxed to the customer and the dispute is usually cleared up. For TGI, receivable disputes are for pricing and billed labor hours, billed labor hours. Disputes are handled in various ways by customer (i.e., rebilling the customer).



                                   Exh. I-3

Some customers want to be re-billed, so the original invoice will be credited and new invoice will be issued.

RETURNS

EAC's customers return goods. When this occurs and the customer has already paid their invoice, a debit memo (DM) is issued for the returned goods. Once the re-work is completed and shipped to the customer, the DM is removed with a credit memo and a new invoice is issued.

CASH APPLICATION

EAC and TGI each have a separate lockbox which sweep into the Plexus Corp. control account. All the accounts as of September 2000 are at Firstar Bank of Milwaukee and are managed at headquarters. EAC uses an upload from cash management system to record the cash receipts on a daily basis. TGI's cash receipts are not as numerous and are not updated automatically. The supporting documents for TGI's cash receipts are sent daily via mail.

Checks received from customers at the company offices are deposited once or twice a week. These receipts are rarely for customer receivables.

Cash that could not be matched up to a particular invoice prior to the month end will remain as "On Account" on the EAC receivables aging. This unapplied cash remains in On Account until researched and resolved. Occasionally unapplied credit memos will also be On Account until researched and applied.



































                                    Exh. I-4

                                   EXHIBIT VI

                            [Intentionally omitted.]

                                   EXHIBIT VII

                            Form of Subordinated Note


                                SUBORDINATED NOTE

                                                         October 6, 2000

                  1. Note. FOR VALUE RECEIVED, the undersigned, PLEXUS ABS, INC, a Nevada corporation ("SPV"), hereby unconditionally promises to pay to the order of [ELECTRONIC ASSEMBLY CORPORATION, a Wisconsin corporation,][TECHNOLOGY GROUP, INC., a Wisconsin corporation][SEAMED CORPORATION, a Washington corporation] ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date that is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts that may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of October 6, 2000, among Originator, [ELECTRONIC ASSEMBLY CORPORATION,][and] [TECHNOLOGY GROUP, INC.,][and]-[SEAMED CORPORATION] and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms that are capitalized and used herein and that are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it that is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

                  4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Receivables Purchase Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (a) the Aggregate Unpaids (as defined in the Receivables Purchase Agreement) outstanding at such time under the Receivables Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent or any Purchaser under that certain Receivables Purchase Agreement dated as of October 6, 2000, by and among SPV, Originator, as Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE



                                   Exh. VII-2

RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
































                                   Exh. VII-3

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                        PLEXUS ABS, INC.


                                        By:
                                           ----------------------------
                                           Title:




































                                   Exh. VII-4

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

                             Amount of                 Amount of                Unpaid
                           Subordinated                Principal               Principal          Notation made by
Date                           Loan                       Paid                  Balance
----------------     --------------------------    -------------------     ------------------    --------------------
----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------

----------------     --------------------------    -------------------     ------------------    --------------------


                                   SCHEDULE A


                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

                  SEE PART I OF SCHEDULE B TO THE PURCHASE AGREEMENT.

                             Exhibits and Schedules

Exhibit I         -        Definitions

Exhibit II        -        Principal Place of Business; Location(s) of Records;
                           Federal Employer Identification Number; Other Names

Exhibit III       -        Description of Lock-Boxes

Exhibit IV        -        Intentionally omitted

Exhibit V         -        Credit and Collection Policy

Exhibit VI        -        Intentionally omitted

Exhibit VII       -        Form of Subordinated Note

Schedule A                 List of Documents to Be Delivered to Buyer Prior to
                           the Purchase


































                                      -ii-